EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         The undersigned hereby consents to the incorporation by reference in the St. Mary Land & Exploration Company registration statement on Form S-8 (File No. 333-__________) of information contained in our reserve reports as of January 1, 1998, 1999 and 2000 setting forth estimates of revenues from St. Mary Land & Exploration Company's oil and gas reserves.

                          /s/ RYDER SCOTT COMPANY, L.P.
                          -----------------------------
                          Ryder Scott Company, L.P.

Denver, Colorado
April 20, 2000